EXHIBIT 1.2
                                                                     -----------

                                     FORM 42

                             REPORT OF ISSUER BID OR
                  APPLICATION UNDER CLAUSE 104(2)(C) OF THE ACT
                     (SUBSECTION 203.1(1) OF THE REGULATION)

                                 SECURITIES ACT

1.       NAME AND ADDRESS OF THE OFFEREE ISSUER:

         The Descartes Systems Group Inc. ("Descartes")
         120 Randall Drive
         Waterloo, Ontario    N2V 1C6

2.       NAME AND ADDRESS OF THE OFFEROR:

         Issuer Bid - see question 1.

3. WHAT IS THE DESIGNATION OF THE CLASS(ES) OF SECURITIES THAT ARE SUBJECT TO THE BID?

         The securities subject to the issuer bid are the 5.5% convertible unsecured subordinated debentures due June 30, 2005 (the "Debentures") with CUSIP number 249906 AA 6.

4.       WHAT IS THE DATE OF THE BID?

         August 1, 2002

5. WHAT IS THE MAXIMUM NUMBER OF SECURITIES SOUGHT BY THE OFFEROR FOR EACH CLASS OF SECURITIES SUBJECT TO THE BID?

         U.S.$51,428,571 principal amount of Debentures.

6. WHAT IS THE VALUE, EXPRESSED IN CANADIAN DOLLARS, OF THE CONSIDERATION OFFERED PER SECURITY FOR EACH CLASS OF SECURITIES SUBJECT TO THE BID?

         The maximum price that will be offered is U.S.$700.00 per U.S.$1,000 aggregate principal amount of Debentures purchased under the issuer bid.

7. WHAT IS THE PRINCIPAL AMOUNT OF SECURITIES OF THE CLASS SUBJECT TO THE BID THAT ARE HELD BY SECURITY HOLDERS WHOSE LAST ADDRESS AS SHOWN ON THE BOOKS OF THE OFFEREE ISSUER IS IN ONTARIO?

         U.S.$72,000,000

8. WHAT IS THE FEE PAYABLE IN RESPECT OF THE BID, AS CALCULATED UNDER SUBSECTION 32(1) OF SCHEDULE I?

         Cdn.$9,117.50

9.       THE INFORMATION GIVEN IN THIS REPORT IS TRUE AND COMPLETE.

         DATED: August 1, 2002.


                                             THE DESCARTES SYSTEMS GROUP INC.


                                             By:      /s/ Colley Clarke
                                                 -------------------------------
                                                      Colley Clarke
                                                      Chief Financial Officer